MEDL Mobile Engages RedChip to Lead Public and Investor Relations Efforts

FOUNTAIN VALLEY, Calif., June 13, 2012 (GLOBE NEWSWIRE) -- MEDL Mobile, Inc. (OTCBB: MEDL), an award-winning leader of mobile technology, has engaged RedChip Companies, Inc. (“RedChip”) to lead its public and investor relations efforts.

“RedChip has a long history of creating successful investor relations campaigns for growing companies like ours,” stated Andrew Maltin, Chief Executive Officer of MEDL Mobile. “Their IR platform is the strongest and most comprehensive in the business. We believe that RedChip will be a valued strategic partner, helping us build strong and lasting relationships with investors.”

“The mobile space is experiencing tremendous growth. According to IDC, app downloads are expected to increase from 11 billion downloads in 2010 to nearly 77 billion by 2014,” stated Dave Gentry, President and CEO of RedChip. “MEDL Mobile is helping users navigate the exploding app market with its proprietary Mobile Brain technology. Based on the Company’s total number of approximately 15 million users, at a $25 to $35 lifetime value per user, we believe MEDL Mobile should have a valuation of between $375 million and $525 million. We look forward to implementing an effective investor relations program for MEDL Mobile that will help it unlock this value.”

About MEDL Mobile

The Company develops, acquires and publishes a growing library of mobile applications which perform specific functions for the user on the Apple and Android platforms. User analytics are collected by the Company's growing Mobile Brain which processes user data in order to create better distribution and monetization of mobile applications. The Company's Software Development Kit (SDK) consists of a growing suite of tools which have been designed to help developers to better market and monetize their mobile applications. Additionally, the Company licenses its technology and performs custom development for key clients such as Monster.com, New York Times Company, Teleflora, Telefonica and Medtronic, allowing the company to grow the overall library of technology greatly extending the potential reach of the Mobile Brain. The Company enters into partnerships to mobilize and monetize IP with such notable names as Encyclopaedia Britannica, MTV's Pauly D, Cheech & Chong, Rampage Jackson and Marlee Matlin. The Company is establishing a business model in which it expects to generate multiple revenue streams, including development fees, download and in-app purchases, advertising, sponsorship and licensing of technology. For more information about MEDL Mobile, please visit www.medlmobile.com

The MEDL Mobile Holdings Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11366

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Potential risks and uncertainties include but are not limited to risks and uncertainties with our limited operating history and our need to raise additional financing, the ability to integrate Inedible Software apps and platform into MEDL's product offering, the ability to procure, properly price, retain and successfully complete projects, and changes in products and competition. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

For more information about MEDL Mobile, please visit http://www.medlmobile.com.

CONTACTS:

Media Contact:
         Christopher Scuro
         MEDL Mobile
         Chris.Scuro@MEDLMobile.com
         714-617-1991 ex. 4211

Investor Relations Contact:
         RedChip Companies, Inc.
         Jon Cunningham
         800-733-2447, Ext. 107
         407-644-4256, Ext. 107
         info@redchip.com
         http://www.redchip.com